As filed with the Securities and Exchange Commission on February 28, 2025

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Stronghold Digital Mining, Inc.
(Exact name of registrant as specified in its charter)

Delaware	86-2759890
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

595 Madison Avenue, 28th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

STRONGHOLD DIGITAL MINING, INC. OMNIBUS INCENTIVE PLAN
(Full title of the plan)

Gregory A. Beard
Chief Executive Officer
595 Madison Avenue, 28th Floor
New York, New York 10022
(Name and address of agent for service)

(212) 967-5294
(Telephone number, including area code, of agent for service)

Copies to:
Daniel M. LeBey
Shelley A. Barber
Lucy Liu
Vinson & Elkins L.L.P.
1114 Avenue of the Americas, 32nd Floor
New York, New York 10036
(804) 327-6300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).    ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering the offer and sale of an additional 1,200,000 shares of Class A common stock, $0.0001 par value per share (the “Common Stock”) of Stronghold Digital Mining, Inc., a Delaware corporation (the “Registrant”), that may be issued pursuant to the Stronghold Digital Mining, Inc. Omnibus Incentive Plan (as amended from time to time, the “Plan”). These additional shares of Common Stock have become reserved for issuance as a result of the Second  Amendment to the Plan, which was approved by the Company’s stockholders at the 2024 Annual Meeting of Stockholders held on June 18, 2024. Except as otherwise set forth below, the contents of the registration statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on February 9, 2024 (File No. 333-276974), March 29, 2023 (File No. 333-270966) and October 26, 2021 (File No. 333-260497) are incorporated herein by reference and made a part of this Registration Statement as permitted by General Instruction E to Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Exhibit Description
4.1
Second Amended and Restated Certificate of Incorporation of Stronghold Digital Mining, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40931) filed on October 25, 2021).

4.2
Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Stronghold Digital Mining, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40931) filed on May 19, 2023).

4.3	Amended and Restated Bylaws of Stronghold Digital Mining, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-40931) filed on October 25, 2021).

4.4	Stronghold Digital Mining, Inc. Omnibus Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-40931) filed on October 25, 2021).

4.5
First Amendment to the Stronghold Digital Mining, Inc. Omnibus Incentive Plan (incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-8 (File No. 333-276974) filed on February 9, 2024).

4.6*	Second Amendment to the Stronghold Digital Mining, Inc. Omnibus Incentive Plan.

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of Urish Popeck & Co., LLC.

23.2*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (included in the signature page of this Registration Statement).

107.1*	Calculation of Filing Fee Table.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on February 28, 2025.

Stronghold Digital Mining, Inc.

By:	/s/ Gregory A. Beard
Name:	Gregory A. Beard
Title:	Chief Executive Officer and Chairman

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory A. Beard as his or her attorney-in-fact, with full power of substitution for him or her in any and all capacities, to sign any amendments to this Registration Statement, including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or each of his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on February 28, 2025.

Signatures	Title

/s/ Gregory A. Beard	Chief Executive Officer and Chairman
Gregory A. Beard	(Principal Executive Officer)

/s/ Ryan M. Weber	Chief Accounting Officer
Ryan M. Weber	(Principal Financial Officer and Principal Accounting Officer)

/s/ Sarah P. James	Director
Sarah P. James

/s/ Thomas J. Pacchia	Director
Thomas J. Pacchia

/s/ Thomas R. Trowbridge, IV	Director
Thomas R. Trowbridge, IV

/s/ Indira Agarwal	Director
Indira Agarwal

/s/ Thomas Doherty	Director
Thomas Doherty